UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
July 14, 2011

NORTH HORIZON, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-52991                    87-0324697
(Commission File Number)     (IRS Employer Identification No.)

2290 East 4500 South, Suite 130, Salt Lake City, Utah  84117
(Address of Principal Executive Offices)      (Zip Code)

801-278-9925
(Registrant's Telephone Number, Including Area Code)

______________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of  the following provisions (see General Instruction A.2. below):

   [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(a) On July 13, 2011, we entered into a Merger Agreement and Plan of Merger ("Agreement")with FasTrack Pharmaceuticals, Inc., a Delaware corporation.  FasTrack was organized in October 2008. FasTrack is engaged in the business of the development of innovative pharmaceutical products.  The company has unique delivery platforms and know-how which provide a basis for the therapeutic drugs under development. The Agreement is attached as an exhibit to this Form 8-K.  There is no material relationship between North Horizon and its affiliates and any of the other parties, other than the Agreement.

   A brief summary of the terms and conditions of the Agreement follows.  FasTrack will merge with a subsidiary of North Horizon whereby FasTrack will become a subsidiary of North Horizon.  The shareholders, convertible note holder, and warrant holder of FasTrack will receive in the transaction the number of shares comprising ninety-two per cent (92%) of the fully-diluted shares of the Company as of the Closing which shares will shares will be issued after the reverse split.  This summary incorporates by reference the complete Merger Agreement and Plan of Merger which is an Exhibit to this report.

Prior to the Closing North Horizon will amend its Articles of Incorporation to change its name and to increase its authorized capital to 150,000,000 shares of common stock, par value of $.001 per share and North Horizon shall adopt a recapitalization by a reverse stock split on the basis of ten shares into one share for the issued and outstanding shares North Horizon common stock. Pursuant to the terms of the Agreement the current directors will resign and appoint three new directors, Vivian Liu; Henry Esber, Ph.D.; and Ziad Mirza, M.D.  The appointment of the new directors will become effective upon their acceptance and the closing. It is anticipated that our principal shareholder who owns approximately sixty-three per cent (63%) of the issued and outstanding shares of common stock will approve by written consent the foregoing proposals to amend the Company's Article of incorporation.

The closing will cause a change in control of the Company.  There will be new officers and directors, and the present shareholders will become minor shareholders of the Company.  Presently the Company has 13,251,250 shares of common stock issued and outstanding.  The effect of the reverse split will be to reduce that number to 1,325,125.  To acquire the shares of FasTrack the Company will issue to the FasTrack shareholders, convertible note holder, and warrant holder, on a fully-diluted basis, approximately 15,238,938 shares (post reverse split).  When these shares are issued, the Company will then have outstanding approximately 16,564,063 shares of common stock.

Item 9.01 EXHIBITS.

No.    Exhibit

10.1   Merger Agreement and Plan of Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 14, 2011

By: /s/ Wallace Boyack
Name:   Wallace Boyack
Title:  President

EXHIBIT INDEX

Exhibit No.    Description of Exhibit

   10.1        Merger Agreement and Plan of Merger.